Exhibit 99.1

Intelligent Protection Management Corp. Reports

First Quarter 2026 Financial Results

Q1 2026 Total Revenue increased by over 15% compared to Q1 2025

Deploying AI-solutions to unlock key growth opportunities

JERICHO, NY / ACCESS Newswire / May 12, 2026 / Intelligent Protection Management Corp. (“IPM,” “we,” “us,” “our” or the “Company”) (Nasdaq: IPM), a managed technology solutions provider focused on enterprise cybersecurity and cloud infrastructure, today announced its financial results for the three months ended March 31, 2026.

Management Discussion

Jason Katz, Chairman and Chief Executive Officer of IPM, said, “We are off to a good start in 2026 with solid top line growth, as total revenue increased by over 15%. The increase in revenue was fueled by a 19% increase in our core managed information technology services and a 78.4% increase in procurement revenue in the first quarter of 2026. Managed IT revenue for the quarter was driven by a mix of new customers and the expansion of services sold to existing customers. Procurement revenue can be uneven throughout the year as it is the result of our customers both replacing existing hardware as well as purchasing new hardware in connection with new projects, which projects are traditionally tied to customer budgets that are often higher early in the calendar year. We are gaining traction in our business development efforts as our team takes steps to become more efficient and effective in marketing our services in highly regulated businesses, particularly in the healthcare, legal, finance and banking markets, where we believe we have competitive advantages over our peers. Loss from operations decreased by over 42% compared to the prior year period. The year-over-year change from net income to net loss of 182% was primarily driven by the absence of the non-recurring tax benefit recognized in the prior year period. Management believes that Adjusted EBITDA is another useful measure in assessing our performance, which improved year over year by 65% due to stronger revenue and continued operational efficiencies.

“We remain focused on advancing the integration of our comprehensive portfolio of IT solutions for managed IT security services, secure private cloud hosting, managed backup and disaster recovery, professional services, web hosting and other managed services. Additionally, we are expanding functionality through strategic partnerships that we believe accelerate our customers’ AI capabilities and strengthen our long-term growth profile.

“We are collaborating with third parties to integrate artificial intelligence and predictive analytics capabilities into our platform, enabling customers to leverage AI-driven insights within existing data environments. In addition, our partnership with MASORI Therapeutics is designed to support advanced AI in order to provide accelerated results that enhance automation and system integration capabilities, improving workflow efficiency and scalability. These partnerships are intended to strengthen our technology offerings, accelerate scalable growth, strengthen customer retention and enhance the long-term value we deliver across our platform for our client base. We are highly focused on being a trusted advisor delivering successful outcomes and creating value for our customers.”

Mr. Katz concluded, “In addition to growing our business organically, we continue to explore strategic opportunities, including, but not limited to, potential mergers or acquisitions of other entities or assets that are synergistic to our businesses. We believe we are well positioned to integrate operations that are synergistic with our core operations that can be acquired at reasonable valuations to provide greater returns for our loyal stockholders. We look forward to building on our solid first quarter results throughout the rest of calendar 2026.”

Financial Highlights: Q1 2026

	Three Months Ended March, 31 (unaudited)		Change
	2026	2025	$	%
Total revenues	$6,354,751	$5,518,038	836,713	15.2%
Loss from operations	$(768,182)	$(1,333,927)	565,745	42.4%

Net (loss) income	$(660,214)	$808,530	(1,468,744)	(181.7)%
Net cash provided by (used in) operating activities	$(195,712)	$1,744,783	(1,940,495)	(111.2)%
Adjusted EBITDA (a non-GAAP measure) [1]	$(167,519)	$(482,257)	314,738	65.3%

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Financial Measures” and the reconciliation at the end of this release for additional information.

Operational Results: Q1 2026

For the three months ended March 31, 2026, revenue totaled $6.4 million compared to $5.5 million for the three months ended March 31, 2025, an increase of 15.2%. This increase was attributed to an increase in our core managed IT services (discussed below) of 19% compared to the prior year period, as well as an increase in procurement revenue of 78.4% compared to the prior year period. Total revenue by revenue component for the first quarter ended March 31, 2026, were as follows:

o	Core managed information technology revenue, which consists of revenue from our managed IT security services and managed backup and disaster recovery solutions, was $3.4 million, an increase of 19% from Q1 2025.

o	Procurement revenue was $1.7 million, an increase of 78.4% from Q1 2025.

o	Professional services revenue was $483,000, a decrease of 33.5% from Q1 2025.

o	Subscription revenue was $254,000, a decrease of 9.7% from Q1 2025.

●	Loss from operations for the three months ended March 31, 2026 was $0.8 million compared to $1.3 million for the three months ended March 31, 2025. Loss from operations for three months ended March 31, 2026 included $0.5 million of non-cash expense, consisting primarily of amortization and depreciation compared to $0.9 million of non-cash expense for the three months ended March 31, 2025.

●	Net loss for the three months ended March 31, 2026 totaled $0.7 million compared to net income of $0.8 million for the three months ended March 31, 2025. Net income in 2025 was attributed to recording an income tax benefit during the first quarter of 2025 of approximately $2.1 million in connection with our acquisition of Newtek Technology Solutions, Inc. and the divestiture of our former video chat applications in January 2025.

●	Adjusted EBITDA for the three months ended March 31, 2026, totaled negative $0.2 million compared to negative $0.5 million at March 31, 2025.

●	At March 31, 2026, we had $8.1 million of cash and cash equivalents, including $1.0 million of restricted cash on our balance sheet and no long-term debt.

●	We had cash used by operations of $0.2 million for the three months ended March 31, 2026 compared to cash provided by operations of $1.7 million for the three months ended March 31, 2025.

●	Deferred revenue was $4.7 million as of March 31, 2026, which will be recognized as revenue in future quarters as products and/or services are installed.

Recent Developments:

●	Executed an extension of our existing Phoenix data center colocation license agreement with an industry-leading data center provider through August 2032.

●	Entered into a strategic collaboration with MASORI Therapeutics (“MASORI”), an advanced artificial intelligence (“AI”) platform that accelerates results by reducing cost, complexity, and time for small and medium AI models, allowing organizations to save significantly by decreasing necessary code development and providing AI-related benefits.

●	Successfully achieved SOC 2 Type 1 compliance, a key milestone in our ongoing commitment to safeguarding customer data and delivering trusted cybersecurity and cloud infrastructure solutions.

●	During the first quarter of 2026, 50,000 shares of common stock were repurchased under our stock repurchase plan for an aggregate of $83,491. As of March 31, 2026, all shares of common stock available for repurchase under the plan had been repurchased.

Conference Call Access

The Company will conduct a conference call for all interested parties on Tuesday, May 12, 2026, at 4:30 p.m. Eastern Time to discuss its financial results and address stockholder questions submitted in advance of the conference call.

To participate in this call, please dial (888) 506-0062 or (973) 528-0011, access code:  957253 or listen via a live webcast, which is available in the Investors section of the Company’s website at https://investors.ipm.com/ or https://www.webcaster5.com/Webcast/Page/2856/53935.

A replay of the call will be available by visiting https://investors.ipm.com/ for the next 90 days or by calling (877) 481-4010 or (919) 882-2331, replay access code 53935 through Tuesday, May 26, 2026.

If you would like to submit a question, please send an email with your question to IPM@lythampartners.com prior to the call. IPM will do its best to answer all appropriate questions.

About IPM

Intelligent Protection Management Corp. (Nasdaq: IPM) is a managed technology solutions provider focused on cybersecurity and cloud infrastructure. IPM provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services, including consulting and implementing technology solutions for enterprise and commercial clients across the United States. IPM’s other products include ManyCam. IPM has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: www.ipm.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. Forward-looking statements in this press release may include, but are not limited to, the anticipated benefits of the Company’s strategic collaboration with MASORI; the expected ability of the Company’s customers to adopt, implement, and realize efficiencies from AI solutions offered through the relationship; the Company’s ability to serve as a hosting partner for third-party AI platforms and to deliver such technology to its client base; the Company’s expectations of future plans, priorities and focus; the Company’s expectations regarding its procurement, professional services and subscriptions businesses contributing to the Company’s overall results; the Company’s potential growth opportunities; the Company’s plans, objectives, strategies, expectations, and intentions; and other statements that are not statements of historical fact. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the possibility of security vulnerabilities, cyber-attacks and network disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; the Company’s ability to operate its secure private cloud through its data centers; the intense competition in the industry in which the Company operates and its ability to effectively compete with existing competitors and new market entrants; the Company’s ability to consummate favorable acquisitions and effectively integrate any companies or businesses that the Company acquires; the impact of adverse economic and market conditions, including those related to fluctuations in inflation and geopolitical conflicts; the Company’s reliance on a limited number of customers for its revenues and income; the Company’s ability to attract new customers, retain existing customers and sell additional services to customers; the Company’s ability to protect its intellectual property rights; and other events outside of the Company’s control. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

Joe Dorame, Roger Weiss
Lytham Partners, LLC
602-889-9680
E: ipm@lythampartners.com

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$5,675,238	$5,597,014
Cash and cash equivalents (on deposit with a related party)	1,363,391	1,801,300
Cash and cash equivalents – restricted cash (on deposit with related party)	1,046,021	1,035,747
Accounts receivable, net of allowance of $98,089 and $100,000 as of March 31, 2026 and December 31, 2025, respectively	2,157,952	1,599,725
Due from related party	50,064	75,601
Prepaid expense and other current assets	2,074,418	1,363,574
Total current assets	12,367,084	11,472,961

Property and equipment, net	507,727	550,628
Intangible assets, net	7,356,447	7,718,836
Goodwill	4,555,208	4,555,208
Operating lease right of use assets, net	4,193,680	1,140,196
Other assets	552,787	602,688
Total assets	$29,532,933	$26,040,517

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,248,269	$1,604,898
Accrued expenses and other current liabilities	760,446	1,031,733
Operating lease liabilities, current portion	465,656	756,590
Deferred revenue	4,652,125	3,878,114
Due to related party	68,056	46,450
Total current liabilities	8,194,552	7,317,785

Operating lease liabilities, non-current portion	3,750,794	387,906
Deferred tax liability	121,808	148,898
Total liabilities	12,067,154	7,854,589
Commitments and contingencies
Stockholders’ equity:
Series A Preferred Stock, $0.001 par value, 9,000,000 authorized, 4,000,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	4,000	4,000
Common stock, $0.001 par value, 50,000,000 shares authorized, 9,878,950 shares issued and 9,035,729 and 9,085,729 shares outstanding as of March 31, 2026 and December 31, 2025, respectively	9,879	9,879
Treasury stock, 843,221 and 793,221 shares repurchased as of March 31, 2026 and December 31, 2025, respectively	(1,583,876)	(1,500,385)
Additional paid-in capital	44,963,303	44,939,747
Accumulated deficit	(25,927,527)	(25,267,313)
Total stockholders’ equity	17,465,779	18,185,928
Total liabilities and stockholders’ equity	$29,532,933	$26,040,517

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue
Managed information technology, includes $1,890,125 and $1,688,583 of related party revenue for the three months ended March 31, 2026 and 2025, respectively	$3,920,494	$3,558,833
Procurement revenue, includes $34,438 and $54,520 of related party revenue for the three months ended March 31, 2026 and 2025, respectively	1,696,901	951,379
Professional services revenue, includes $37,375 and $51,850 of related party revenue for the three months ended March 31, 2026 and 2025, respectively	483,300	726,607
Subscription revenue	254,056	281,219
Total revenue	6,354,751	5,518,038
Costs and expenses
Costs of revenue	3,260,166	2,464,663
Sales, marketing and product development expense	778,029	765,364
General and administrative expense	2,507,631	2,937,897
Depreciation and amortization	475,498	684,041
Litigation expenses relating to the Cisco ManyCam Litigation	101,609	--
Total costs and expenses	7,122,933	6,851,965
Loss from operations	(768,182)	(1,333,927)
Interest income, net	61,378	82,392
Other income	22,000	--
Loss from operations before income tax benefit	(684,804)	(1,251,535)
Income tax benefit	24,590	2,060,065
Net (loss) income	$(660,214)	$808,530

Net (loss) income per share of common stock:
Basic	$(0.05)	$0.06
Diluted	$(0.05)	$0.06

Basic and diluted	$(0.05)	$0.06
Weighted average number of shares of Series A Preferred Stock used in calculating net loss per share of Series A Preferred Stock, basic and diluted	4,000,000	3,955,556
Weighted average number of shares of Common Stock used in calculating net loss per share of Common Stock, basic and diluted	9,071,393	9,236,987
Basic and diluted net (loss) income per share of Series A Preferred Stock, basic and diluted	$(0.05)	$0.06
Basic and diluted net (loss) income per share of Common Stock, basic and diluted	$(0.05)	$0.06

Weighted average number of shares of common stock used in calculating net (loss) income per share of common stock:
Basic	13,071,393	13,192,543
Diluted	13,071,393	13,192,543

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(660,214)	$808,530

Adjustments to reconcile net (loss) income from continuing operations to net cash used in operating activities:
Amortization of intangible assets and depreciation	362,389	578,065
Amortization of operating lease right-of-use assets	168,039	206,687
Depreciation on property and equipment	113,109	105,976
Income tax benefit	(27,090)	(2,060,065)
Stock-based compensation	23,556	167,629
Credit loss expense	(1,911)	3,436

Changes in operating assets and liabilities, net of acquired assets and disposition:
Accounts receivable	(530,779)	1,015,863
Operating lease liability	(149,569)	(215,265)
Prepaid expense and other current assets	(710,844)	(784,774)
Other assets	49,901	--
Accounts payable, accrued expenses and other current liabilities	393,690	2,245,148
Deferred revenue	774,011	(326,447)
Net cash (used in) provided by operating activities	(195,712)	1,744,783

Cash flows from investing activities:
Cash paid for acquisition of fixed assets	(70,208)	--
Cash paid for acquisition of NTS	--	(4,000,000)
Net cash used in investing activities	(70,208)	(4,000,000)
Cash flows from financing activities:
Purchase of treasury stock	(83,491)	--
Proceeds from sale of Transferred Assets	--	1,350,000
Net cash provided by financing activities	(83,491)	1,350,000
Net decrease in cash and cash equivalents	(349,411)	(905,217)
Balance of cash, cash equivalents and restricted cash at beginning of period	8,434,061	10,588,534
Balance of cash, cash equivalents and restricted cash at end of period	8,084,650	9,683,317
Cash and cash equivalents	$5,675,238	$7,834,708
Cash and cash equivalents (on deposit with related party)	$1,363,391	$844,139
Cash and cash equivalents - restricted cash (on deposit with related party)	$1,046,021	$1,004,470
Balance of cash and cash equivalents at end of period	$8,084,650	$9,683,317
Supplemental non-cash disclosure:
Operating lease extension, right of use asset	$3,221,523	$--
Non-cash portion of consideration for acquisition of NTS (Series A Preferred Stock issuance)	$--	$8,200,000

Use of Non-GAAP Financial Measures

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest (income) expense, net, other (income) expense, net, income tax (benefit) expense, depreciation and amortization expense, stock-based compensation expense, net loss from discontinued operations, impairment loss in connection with the Divestiture and litigation expenses relating to the Cisco ManyCam Litigation (as defined below). Prior to the fiscal quarter ended September 30, 2025, the Company did not exclude litigation expenses related to the Cisco ManyCam Litigation in calculating Adjusted EBTIDA as they were not material. However, after reevaluation, the Company has determined that presenting Adjusted EBITDA without excluding such costs provides less valuable information about the Company’s core operations. As a result, beginning with the fiscal quarter ended September 30, 2025, litigation expenses related to the Cisco ManyCam Litigation are now excluded from the calculation of Adjusted EBITDA. Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income, net; other expense, net; the potentially dilutive impact of stock-based compensation; the provision for income taxes; litigation expenses incurred in connection with our patent defense against Cisco Systems, Inc. and Cisco Technology, Inc. (the “Cisco ManyCam Litigation”); and net loss from discontinued operations. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

	Three Months Ended
	March 31, (unaudited)
	2026	2025
Reconciliation of net income (loss) to Adjusted EBITDA:
Net (loss) income	$(660,214)	$808,530
Interest income, net	(61,378)	(82,392)
Income tax benefit	(24,590)	(2,060,065)
Other income	(22,000)	--
Litigation expenses relating to the Cisco ManyCam Litigation	101,609	--
Depreciation and amortization expense	475,498	684,041
Stock-based compensation expense	23,556	167,629
Adjusted EBITDA	$(167,519)	$(482,257)